Exhibit 10.5

FEDERAL INCOME TAX SHARING AGREEMENT

Effective as of December 1, 2010, this Federal Income Tax Sharing Agreement (“Agreement”) replaces all prior Federal Income Tax Sharing Agreements between or among Ameriprise Financial, Inc. (“Ameriprise” and/or “Parent”) and its subsidiaries listed on the attached Schedule A.  Collectively, Ameriprise and its subsidiaries listed on Schedule A are the “Parties” to this Agreement.

The Parties file a consolidated Federal income tax return, as provided in Sections 1501 through 1504 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Parties to this Agreement are all members of the Federal consolidated filing group (the “Consolidated Group”).  Ameriprise, as the parent corporation of the Consolidated Group, is required under the Code and Treasury Regulations on Income Tax (the “Treasury Regulations”) to pay any taxes owed as the result of filing the consolidated return.  The Parties must allocate the federal income tax liability of the Consolidated Group among the members of the Consolidated Group, and must settle any inter-company balances of amounts “due and from” under this Agreement.

NOW THEREFORE, the Parties agree as follows:

1.             Agent of the Consolidated Group.  Ameriprise, as the common parent of the Consolidated Group, shall act as the sole agent of the Consolidated Group, and shall act for each member of the Consolidated Group and any successor of the Consolidated Group with respect to all matters relating to the tax liability for the Consolidated Group under the rules set forth in Section 1.1502-77 of the Treasury Regulations.

2.             Allocation of Tax Liability to Members.

A.            General Rule for Allocation of Tax Among Members.  The Parties have elected to use the “percentage method” of tax allocation described in Treasury Regulation Sections 1.1552-1(a)(2)(ii) and 1.1502-33(d)(3).

i.              A member’s portion of the tax liability of the Consolidated Group shall be an amount equal to the tax liability of the Consolidated Group, multiplied by a fraction, the numerator of which is the separate return liability of the member, and the denominator of which is the sum of the separate return liabilities of all members.

ii.             A member’s tax allocation is increased by 100% of the excess, if any, of the member’s separate return tax liability over the member’s tax allocation determined under paragraph 2.A.i.  This amount represents the member’s marginal benefit from filing a consolidated return, where the member’s tax liability is reduced by its use of another member’s losses or tax credits.

iii.            The separate return tax liability of a member is its tax liability computed as if it has filed a separate return for the year except that—

1)             Gains and losses on intercompany transactions shall be taken into account as if a consolidated return had been filed for the year;

2)             Transactions with respect to stock, bonds, or other obligations of members shall be reflected as if a consolidated return had been filed for the year;

3)             Excess losses (as defined in Treasury Regulation Section 1.1502-19) shall be included in income as if a consolidated return had been filed for the year;

4)             the computation of the depreciation deduction (Code Section167), property shall not lose its character as new property as a result of a transfer from one member to another member during the year;

5)             A dividend distributed by one member to another member during the year shall not be taken into account in computing the deductions for dividends received and paid;

6)             Basis shall be determined under Treasury Regulation Sections 1.1502-31 and 1.1502-32, and earnings and profits shall be determined under Treasury Regulation Sections 1.1502-33 and 1.1502-1(a)(2)(ii); and

7)             Treasury Regulation Section 1.1502-3(f)(2) shall apply.

B.            Use of Tax Benefits.

i.              “Tax Benefits” Defined.  For purposes of this Agreement, the term “tax benefits” means tax credits, losses, loss carryforwards, and loss carrybacks.

ii.             Payment from Parent to Member for Use of Member’s Tax Benefits.  The Parent shall pay a member for any tax benefits that the member generates, to the extent that the Consolidated Group uses those benefits to reduce its tax liability.  If multiple members generate tax benefits, and the Consolidated Group uses some or all of those tax benefits to reduce its tax liability, Parent shall allocate payments for tax benefits among the members that generated the tax benefits in a manner that reasonably reflects the absorption of the tax benefits, consistent with Treasury Regulation Section 1.1502-33.  Once a member of the Consolidated Group is paid for its tax benefits it cannot use such tax benefits in calculating its separate return tax liability.

iii.            Unused Tax Benefits.  If the member’s tax benefits are not used to reduce the Consolidated Group’s tax liability on the consolidated return, the member shall retain the tax benefits for possible future use.

C.            Limitations on Allocation of Tax Among Members.

i.              Separate Return Limitation.  In no event shall the amount of tax allocated to any member under the agreement be more than the member would have paid if it had filed on a separate return basis.

ii.             Deferred Tax Liabilities and Assets.  In no event shall any Party pay or otherwise transfer to any other Party any amount for a deferred tax asset or deferred tax liability.  In no event shall a parent forgive any deferred tax liability of a subsidiary.

iii.            New York Member Limitations.  Any member of the Consolidated Group licensed as an insurance company in the State of New York will be considered a “New York member”.  New York members are subject to additional limitations on the allocation of tax among members of the Consolidated Group, as described in this paragraph and New York Insurance Department Circular Letter No. 33 (1979), paragraph 3, method (B).

1)             The tax charge to the New York member shall not be more than it would have paid if it had filed on a separate return basis.  The New York member shall be “paid” for any foreign tax credits, investments credits, losses or any loss carry over (collectively herein referred to as credits) generated by it, to the extent actually used in the consolidated return.  Payment shall be equal to the “savings” generated by its credits.  All payments shall be recorded on the New York member’s books as contributed surplus.

2)             Once an insurer is “paid” for its credits it cannot use such credits in the calculation of its tax liability under the separate return basis.  Any of the New York member’s credits which are not used in the consolidated return and for which it has not been paid shall be retained by the New York member for possible future use.

3)             If the amount paid by any New York member to Ameriprise for federal income taxes is greater than the actual payment made by Ameriprise to the Internal Revenue Service, the difference shall be placed by Ameriprise in an escrow account established under an escrow agreement substantially in the form attached hereto as Exhibit A, consisting of assets eligible as an investment for the New York member.  The escrow account shall be established and maintained by Ameriprise in an amount equal to the excess of the amount paid by the New York member to Ameriprise for federal income taxes over the actual payment made by Ameriprise to the Internal Revenue Service.  Assets may be released to Ameriprise from the escrow account at such time as the permissible period for loss carrybacks has elapsed.

D.            Examples.  For examples demonstrating the allocation of tax among members of the Consolidated Group, see the attached Exhibit B.

3.             Settlement of Intercompany Tax Obligations.  Any obligation of a member of the Consolidated Group as determined under this Agreement owed to another member of the Consolidated Group shall be paid by the member owing such amount within thirty (30) days of the payment of any tax due (including estimated taxes or taxes owed in the event of a redetermination of taxes as determined in Paragraph 4) or within thirty (30) days of any tax refund actually received.  In the event that the amount of any obligation owed by one member to another member results from a calculation error made by the common parent, such member shall be liable for any underpayment resulting from such error but shall not be liable for any interest on such underpayment (or any penalties imposed by the Internal Revenue Service) that may apply.

4.             Redetermination of Tax.  If the taxes owed by the Consolidated Group or any member of the Consolidated Group are re-determined by the Internal Revenue Service, by the Consolidated Group through the filing of an amended return, by a court, or by any other means, the amount of tax owed by each member of the Consolidated Group shall be recalculated.  Interest on these subsequent adjustments shall be paid at the same rate that is either paid to the Internal Revenue

Service in the event of additional tax owed or is paid by the Internal Revenue Service to the Consolidated Group or member of the Consolidated Group.  For purposes of determining the interest rate, netting of payments and refunds shall be made to the extent allowed under the Code.

5.             Amending This Agreement.  This Agreement may be amended from time to time by agreement in writing executed by all of the members that at such time constitute the Consolidated Group.

6.             Terminating This Agreement.  This Agreement shall remain in force unless any one of the three following conditions is met:

A.            All of the parties to this Agreement agree in writing to the termination of this Agreement;

B.            Membership in the Consolidated Group ceases or terminates for any reason, in which case this Agreement only terminates with respect to the member(s) leaving the Consolidated Group; or

C.            The Consolidated Group fails to file a consolidated return for a taxable year.

Notwithstanding the termination of this Agreement, its provisions will remain in effect for any period of time during the tax year in which termination occurs for which the income of the terminating party must be included in the consolidated return, and this Agreement will remain in effect in any prior period for which the terminating party is a member of the Consolidated Group.

7.             Consistency with Law and Regulations.  The Parties will interpret the Agreement in a manner consistent with all applicable law and regulations.  Notwithstanding anything in this Agreement to the contrary, no party hereto shall be obligated to perform any of its obligations under this Agreement to the extent that such performance would violate any provision of law or regulation applicable to such party as in effect from time to time, including without limitation:

•      Sections 23A and 23B of the Federal Reserve Act and Regulation W pursuant thereto;

•      The Interagency Policy Statement of Income Tax Allocation in a Holding Company Structure, dated November 5, 1998, available at 63 Fed. Reg. 64757, November 23, 1998; and

•      New York Insurance Department Circular Letter No. 33 (1979).

8.             Admittance of New Parties to This Agreement.

A.            Admittance by Operation of Law.  Any company that is owned by another member or other members of the Consolidated Group that becomes part of the Consolidated Group by operation of the Code or Treasury Regulations and that is required to file as a member of the Consolidated Group shall automatically become a Party to this Agreement.

B.            Admittance by Consent.  If the preceding paragraph (8.A.) does not apply, any direct or indirect subsidiary or other entity controlled directly or indirectly by Ameriprise may become a party hereto effective as of the date specified in writing by the adopting subsidiary or other entity, with the consent of Ameriprise (as evidenced in writing by action of the Board of Directors or any officer of Ameriprise).  Any subsidiary or other entity adopting this Agreement shall be bound by the provisions of this Agreement in effect at the time of adoption, and any subsequent amendment thereto.

C.            Coordination with the State Income Tax Sharing Agreement.  The State Income Tax Sharing Agreement between the Parties is described in a separate document.  Any member admitted to this Agreement is also simultaneously admitted to the State Income Tax Sharing Agreement.

9.             Assignment of This Agreement.  This Agreement shall not be assignable by any party, without the prior written consent of the other parties.

10.           Tax Returns and Supporting Documents.  Notwithstanding its termination, all material relating to a consolidated federal tax return filed in accordance with this Agreement including, but not limited to, returns, supporting schedules, workpapers, correspondence and other documents shall be made available to any party to this Agreement during regular business hours.

11.           Arbitration of Controversies.  Any controversy arising under this Agreement shall be settled by arbitration in Minneapolis, Minnesota.  All controversies shall be settled in accordance with the American Arbitration Association rules then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction.

12.           Scope of This Agreement.

A.            This Agreement sets forth the entire understanding of the parties and supersedes any prior agreement on the subject matter hereof.

B.            State Income Tax Sharing Agreement.  The Parties have also adopted a State Income Tax Sharing Agreement, which is described in a separate document, and is not incorporated into this Agreement except as otherwise provided in this Agreement.

C.            FIN 48 Agreement.  The Parties may also adopt a FIN 48 Agreement, described in a separate document, which would allow the Parties to compute taxable income under this Agreement by taking into account Financial Accounting Standards Board Interpretation Number 48 (“FIN 48”).

D.            Limited Liability Companies.  Ameriprise and its subsidiaries own 100% of the membership interests in several limited liability companies (“wholly-owned LLCs”).  Those wholly-owned LLCs that are disregarded for Federal income tax purposes under Treasury Regulation §301.7701-3 are not Parties to this Agreement, unless specifically listed in Schedule A or otherwise admitted to this Agreement as provided in paragraph 8.  Those wholly-owned LLCs that have elected taxation as a corporation for Federal income tax purposes under Treasury Regulation §301.7701-3 are Parties to this Agreement.

E.             Partnerships.  Ameriprise and its subsidiaries own controlling interests in several entities which are treated as partnerships for Federal income tax purposes.  Those partnerships are not taxed as separate legal entities, and therefore, are not Parties to this Agreement, unless specifically listed in Schedule A or otherwise admitted to this Agreement as provided in paragraph 8.

13.           IN WITNESS WHEREOF, the Parties hereto execute this Agreement as of the day and year first above written.

Advisory Capital Strategies Group Inc.,

BY:	/s/ Richard N. Bush

American Enterprise Investment Services, Inc.,

BY:	/s/ Richard N. Bush

Ameriprise Advisor Capital, LLC,

BY:	/s/ Michael Gilmore

Ameriprise Advisor Services, Inc.,

BY:	/s/ Michael Gilmore

Ameriprise Auto & Home Insurance Agency, Inc.,

BY:	/s/ Michael Gilmore

Ameriprise Bank, FSB,

BY:	/s/ Richard N. Bush

Ameriprise Captive Insurance Company,

BY:	/s/ John J. Hirsch

Ameriprise Certificate Company,

BY:	/s/ Richard N. Bush

Ameriprise Financial, Inc.,

BY:	/s/ Richard N. Bush

Ameriprise Financial Services, Inc.,

BY:	/s/ Richard N. Bush

Ameriprise Holdings, Inc.,

BY:	/s/ Michael Gilmore

Ameriprise Insurance Agency of Massachusetts, Inc.,

BY:	/s/ Michael Gilmore

Ameriprise Insurance Company,

BY:	/s/ Richard N. Bush

Ameriprise Trust Company,

BY:	/s/ Michael Gilmore

AMPF Holding Corporation,

BY:	/s/ Michael Gilmore

AMPF Property Corporation,

BY:	/s/ Michael Gilmore

AMPF Realty Corporation,

BY:	/s/ Michael Gilmore

Brecek & Young Advisors, Inc.,

BY:	/s/ Kelly J Windorski

Brecek & Young Financial Services Group of Montana, Inc.,

BY:	/s/ Kelly J Windorski

Brecek & Young Financial Group Insurance Agency of Texas, Inc.,

BY:	/s/ Kelly J Windorski

Columbia Management Investment Distributors, Inc,

BY:	/s/ Michael Gilmore

Columbia Management Investment Services Corp.,

BY:	/s/ Michael Gilmore

IDS Management Corporation,

BY:	/s/ Richard N. Bush

IDS Futures Corporation,

BY:	/s/ Richard N. Bush

IDS Property Casualty Insurance Company,

BY:	/s/ Richard N. Bush

IDS Capital Holdings Inc.,

BY:	/s/ Richard N. Bush

Investors Syndicate Development Corporation,

BY:	/s/ Michael Gilmore

J. & W. Seligman & Co., Inc.,

BY:	/s/ Richard N. Bush

RiverSource Distributors, Inc.,

BY:	/s/ Michael Gilmore

RiverSource Life Insurance Company,

BY:	/s/ Richard N. Bush

RiverSource Life Insurance Company of New York,

BY:	/s/ Richard N. Bush

RiverSource Tax Advantaged Investments, Inc.,

BY:	/s/ Richard N. Bush

Securities America Financial Corporation,

BY:	/s/ Kelly J. Windorski

Securities America, Inc.,

BY:	/s/ Kelly J. Windorski

Securities America Advisors, Inc.,

BY:	/s/ Kelly J. Windorski

Seligman Asia, Inc.

BY:	/s/ Michael Gilmore

WAM Acquisition GP, Inc.

BY:	/s/ Michael Gilmore

Schedule A:

Ameriprise Financial, Inc. subsidiaries joining in the Federal Income Tax Sharing Agreement

The following companies are subsidiaries of Ameriprise Financial, Inc., joining in the Federal Income Tax Sharing Agreement:

Advisory Capital Strategies Group Inc.,

American Enterprise Investment Services, Inc.,

Ameriprise Advisor Capital, LLC,

Ameriprise Advisor Services, Inc.,

Ameriprise Auto & Home Insurance Agency, Inc.,

Ameriprise Bank, FSB,

Ameriprise Captive Insurance Company,

Ameriprise Certificate Company,

Ameriprise Financial Services, Inc.,

Ameriprise Holdings, Inc.,

Ameriprise Insurance Agency of Massachusetts, Inc.,

Ameriprise Insurance Company,

Ameriprise Trust Company,

AMPF Holding Corporation,

AMPF Property Corporation,

AMPF Realty Corporation,

Brecek & Young Advisors, Inc.,

Brecek & Young Financial Services Group of Montana, Inc.,

Brecek & Young Financial Group Insurance Agency of Texas, Inc.,

Columbia Management Investment Distributors, Inc,

Columbia Management Investment Services Corp.,

IDS Management Corporation,

IDS Futures Corporation,

IDS Property Casualty Insurance Company,

IDS Capital Holdings Inc.,

Investors Syndicate Development Corp.,

J. & W. Seligman & Co., Inc.,

RiverSource Distributors, Inc.,

RiverSource Life Insurance Company,

RiverSource Life Insurance Company of New York,

RiverSource Tax Advantaged Investments, Inc.,

Securities America Financial Corporation,

Securities America, Inc.,

Securities America Advisors, Inc.,

Seligman Asia, Inc.

WAM Acquisition GP, Inc.

Exhibit A:

Escrow Agreement for New York Members

This is an ESCROW AGREEMENT, dated ______________ among Ameriprise Financial, Inc. (“Ameriprise”), RiverSource Life Insurance Co. of New York “(RSLICNY”), and _______________ as Escrow Agent (collectively, the “Parties”).

RSLICNY is a life insurance company doing business in the State of New York.  Ameriprise is required by New York State law to establish and maintain a special account consisting of assets eligible as an investment for a New York life insurer in an amount equal to the excess of the amount paid by RSLICNY to Ameriprise for federal income taxes over the actual tax payment made by Ameriprise.  Escrow assets may be released to Ameriprise from the special account at such time as the permissible period for loss carrybacks has expired.  Ameriprise desires to deposit securities with the Escrow Agent for such purpose.

In consideration of the mutual agreements and other valuable considerations and the provisions herein contained, it is hereby agreed by and among the Parties that Ameriprise shall establish and maintain a special account with the Escrow Agent pursuant to the following conditions:

1.             Securities placed in the special account shall be held by the Escrow Agent, its successors or assigns, in trust, exclusively for the benefit of RSLICNY and free of any lien or other claim of the Escrow Agent or any judgment, creditor, or other claimant of Ameriprise.

2.             Except as hereinafter provided, no securities in this account or any principal cash account held pursuant to this Agreement shall be released by the Escrow Agent except (i) upon receipt of a written request of RSLICNY and Ameriprise, and (ii) upon substitution of other securities satisfying the provisions of this Agreement.

3.             Upon maturity of any security held hereunder, the Escrow Agent may surrender the same for payment and hold the proceeds thereof in a principal cash account that is to be maintained as part of this account in accordance with this Agreement.  The principal cash account shall be invested pursuant to the instructions of Ameriprise.

4.             Unless and until the Escrow Agent is notified to the contrary by RSLICNY and Ameriprise, all income collected on or received from the securities held hereunder is to be paid to or upon the order of Ameriprise.

5.             The Escrow Agent shall be accountable to RSLICNY and Ameriprise, as their interests may appear, for the safekeeping of the securities and cash reserves held by it hereunder.

6.             The Escrow Agent shall send advices with respect to all security and principal cash transactions, within ten (10) days after said transactions take place, to RSLICNY and Ameriprise.

7.             On or before March 1 of each year, RSLICNY shall advise the Escrow Agent and Ameriprise if the permissible period for use of any tax loss as a carryback has expired and shall authorize the Escrow Agent to release to Ameriprise, from the special account, such amounts as were deposited in the special account with respect to such tax loss.

8.             The Escrow Agent may cancel this Agreement, effective not less than thirty (30) days after delivery of notice thereof to RSLICNY and Ameriprise, and RSLICNY or Ameriprise may cancel this Agreement at any time without assigning any reason therefore, effective upon delivery of notice thereof to the Escrow Agent and the other Parties; provided no cancellation by any party shall be effective until either (a) a new escrow agreement is executed by Ameriprise with another escrow agent and approved by RSLICNY, and the securities and cash principal in the special account are transferred to the newly designated escrow agent in accordance with written instructions from Ameriprise approved by RSLICNY, or (b) a letter of credit, acceptable to the New York State Insurance Department, is delivered to RSLICNY in substitution for the foregoing special account.

9.             Any successor in interest of the Escrow Agent, or receiver, liquidator, or other public officer appointed to administer the affairs of the Escrow Agent, shall succeed to all the obligations assumed hereunder by the Escrow Agent.

10.           This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

11.           All notices and other communications which shall be or may be given hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed to the Parties at their respective addresses.

12.           Any controversy arising under this Agreement shall be settled by arbitration in New York City in accordance with the American Arbitration Association rules then in effect, and any award rendered thereon shall be enforceable in any court of competent jurisdiction.

13.           This Agreement sets forth the entire understanding of the Parties and supersedes any prior agreement on the subject matter hereof and may not be changed or terminated by an agreement in writing signed by the Parties.

The Parties hereto execute this Agreement as of the day and year first above written.

Ameriprise Financial, Inc.

By:

RiverSource Life Insurance Co. of New York

By:

[Name of Escrow Agent]

By:

Title:

Exhibit B:

Examples of Tax Allocation under Paragraph 2

	1 - Easy			2 - Group Loss
	A	B	Group	A	B	Group
Income/(Loss)	400	100	500	(400)	200	(200)
(NOL Carryforward / Carryback)	—	—	—	—	—	—
Net Income / (loss)	400	100	500	(400)	200	(200)

Tentative Tax	140	35	175	—	70	—
(Tax Credits)	—	—	—	—	—	—
Tax - Separate Return	140	35		—	70
Tax - Group			175			—
Tax - Allocated - Par. 2.A.i.	140	35		—	—
Tax - Allocated - Par. 2.A.ii.	—	—		—	70
Tax - Allocated - Total	140	35		—	70

(Payment from Parent for Loss)	—	—		(70)	—
(Payment from Parent for Credit)	—	—		—	—

NOL Carryforward	—	—	—	(200)	—	(200)
Credit Carryforward	—	—	—	—	—	—

The following examples assume that companies A, B, (and later, C) and Parent (the “Group”) file a consolidated federal income tax return.  A and B are 100% subsidiaries of Parent.  Parent is a holding company with no income, deductions, or credits.  The federal income tax rate is always 35%.

Example 1 — Group Income.  A has income of $400, B has income of $100, and the Group has combined net income of $500.  The Group’s tax liability is $175 ($500 * .35).  If A and B filed separate income tax returns, A would have a tax liability of $140, and B would have a tax liability of $35.  Under paragraph 2.A.i., $140 of the Group’s $175 tax liability is allocated to A ($175 * $140 / ($140 + $35), and the remaining $35 is allocated to B ($175 * $35 / ($140 + $35).

Example 2 — Group Loss.  A has a $400 loss (-$400), B has income of $200, and the Group has a combined net operating loss of $200 (-$200).  The Group has no tax liability and a $200 NOL carryforward.  If A and B filed separate income tax returns, A would have a no tax liability and a $400 NOL carryforward, and B would have a tax liability of $70 ($200 * .35).  Under paragraph 2.A.i., neither A nor B is allocated any Group tax liability because the Group has no tax liability to allocate.  Under paragraph 2.A.ii., B pays $70 of tax ($70 separate return liability - $0) to Parent because the Group saved $70 in tax by using $200 of A’s $400 loss to offset B’s $200 of income.  Under Paragraph B.ii., Parent pays $70 to A as compensation for $200 of A’s losses, which the Group used to offset B’s $200 of income.  The remaining $200 of losses are allocated to A for use as a NOL carryforward.

	3 - Credits			4 - Multiple Losses
	A	B	Group	A	B	C	Group
Income/(Loss)	400	200	600	100	(200)	(500)	(600)
(NOL Carryforward / Carryback)	—	—	—	—	—	—	—
Net Income / (loss)	400	200	600	100	(200)	(500)	(600)

Tentative Tax	140	70	210	35	—	—	—
(Tax Credits)	—	(100)	(100)	—	—	—	—
Tax - Separate Return	140	—		35	—	—
Tax - Group			110				—
Tax - Allocated - Par. 2.A.i.	110	—		—	—	—
Tax - Allocated - Par. 2.A.ii.	30	—		35	—	—
Tax - Allocated - Total	140	—		35	—	—

(Payment from Parent for Loss)	—	—		—	(10)	(25)
(Payment from Parent for Credit)	—	(30)		—	—	—

NOL Carryforward	—	—	—	—	(171)	(429)	(600)
Credit Carryforward	—	—	—	—	—	—	—

Example 3 — Credits.  A has $400 of income, B has $200 of income, and the Group has net income of $600.  B generates $100 of tax credits.  The Group tax liability is $110 ([$600 * .35] - $100).  If A and B filed separate income tax returns, A would have a $140 tax liability, and B would have no tax liability and $30 of unused tax credits to carry forward.  Under paragraph 2.A.i., A is allocated all of the $110 Group tax liability ($110 * $140 / [$140 + 0]), and B is allocated $0.  Under paragraph 2.A.ii., A pays an additional $30 of tax ($140 separate return liability - $110 of tax allocated under 2.A.i.) to Parent because A saved $30 in tax by using $30 of B’s $100 credit.  Under Paragraph B.ii., Parent pays $30 to B as compensation for $30 of B’s losses, which the Group used to offset $30 of A’s tax.  The Group uses all of B’s credits, and B has no remaining credits to carry forward.

Example 4 — Multiple Losses.  A has $100 of income, B has a $200 loss, C has a $500 loss, and the Group has a $600 NOL.  If A, B, and C filed separate income tax returns, A would have a $35 tax liability, B would have no tax liability and a $200 NOL carryforward, and C would have no tax liability and a $500 NOL carryforward.  Under paragraph 2.A.i., the Group has no tax liability to allocate.  Under paragraph 2.A.ii., A pays $35 of tax ($35 separate return liability - $0 of tax allocated under 2.A.i.) to Parent because A saved $35 in tax by using $100 of B and C’s $700 combined loss.  Under Paragraph B.ii., Parent must pay $35 among B and C ($100 * .35) because the Group used $100 of their losses to offset A’s $100 of income.  Parent allocates the $35 between B and C proportionate with their respective shares of the loss, 2/7ths to B and 5/7ths to C.  Parent pays $10 to B as compensation for $29 of B’s losses, which the Group used to offset $10 of A’s tax, and Parent pays $25 to C as compensation for $71 of C’s losses, which the Group used to offset $25 of A’s tax.  B has $171 of remaining losses to carry forward ($200 - $29), and C has $429 of remaining losses to carry forward ($500 - $71).  The Group has a $600 NOL carryforward.

	5 - Multiple Credits				6 - Credits & Losses
	A	B	C	Group	A	B	C	Group
Income/(Loss)	400	286	100	786	200	(100)	100	200
Net Income / (loss)	400	286	100	786	200	(100)	100	200

Tentative Tax	140	100	35	275	70	—	35	70
(Tax Credits)	—	(100)	(100)	(200)	—	(70)	(70)	(140)
Tax - Separate Return	140	—	—		70	—	—
Tax - Group				75				—
Tax - Allocated - Par. 2.A.i.	75	—	—		—	—	—
Tax - Allocated - Par. 2.A.ii.	65	—	—		70	—	—
Tax - Allocated - Total	140	—	—		70	—	—

(Payment from Parent for Loss)	—	—	—		—	(35)	—
(Payment from Parent for Credit)	—	—	(65)		—	(35)	(35)

NOL Carryforward	—	—	—	—	—	—	—	—
Credit Carryforward	—	—	—	—	—	(35)	(35)	(70)

Example 5 — Multiple Credits.  A has $400 of income, B has $286 of income, C has $100 of income, and the Group has $786 of net income.  B and C each generate $100 of tax credits, so the Group has a $200 tax credit.  If A, B, and C filed separate income tax returns, A would have a $140 tax liability, B and C would have no tax liabilities, and C would have a $65 credit carryforward.  Under paragraph 2.A.i., all $75 of Group tax is allocated to A ($75 * $140 / [$140 + $0 + $0]).  Under paragraph 2.A.ii., A pays an additional $65 of tax ($140 separate return liability - $75 of tax allocated under 2.A.i.) to Parent because A saved $65 in tax by using $65 of the Group’s credit.  Under Paragraph B.ii., Parent must pay $65 among B and C because the Group used $65 of their credits to offset $65 of A’s tax liability.  Parent allocates the entire $65 to C as compensation for $65 of C’s credits because C would have had a $65 credit carryforward if it filed a separate return, while B would have used all of its tax credits.  The Group uses all $200 of credits, and has no credits to carry forward.

Example 6 — Credits & Losses.  A has $200 of income, B has a $100 loss, C has $100 of income, and the Group has $200 of income.  B and C each generate $70 of tax credits, so the Group has a $140 tax credit.  The $140 credit offsets all of the $70 Group tax ($200 * .35), and leaves $70 of credits to carry forward.  If A, B, and C filed separate income tax returns, A would have a $70 tax liability, B would have no tax liability, a $100 NOL carryforward and a $70 credit carryforward, and C would have no tax liability and a $35 credit carryforward.  Under paragraph 2.A.i., there is no Group tax to allocate.  Under paragraph 2.A.ii., A pays $70 of tax ($70 separate return liability - $0 of tax allocated under 2.A.i.) to Parent because A saved $70 in tax by using B’s losses and credits and C’s credits.  Under Paragraph B.ii., Parent must pay $35 to B because the Group used $100 of B’s losses to offset $100 of A and C’s income.  Also under Paragraph B.ii., Parent must pay $70 among B and C because the Group used $70 of their credits to offset $70 of the Group’s tax liability.  Parent pays $35 to B as compensation for $35 of B’s credits, and pays $35 to C as compensation for $35 of C’s credits.  B and C each have $35 of remaining credits to carry forward.  The Group has a $70 credit carryforward.